EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

I hereby consent to the incorporation and use in this Registration Statement of Confident Care Services, Inc. on Form S-1/A of my audit report, dated April 11, 2009, relating to the accompanying balance sheet as of December 31, 2006 and December 31, 2007 and the related statements of operations, stockholders’ deficit, and cash flows from inception (January 1, 2005) through December 31, 2006 and December 31, 2007, which appears in such Registration Statement.

I also hereby consent to the incorporation and use in this Registration Statement of Confident Care Services, Inc. on Form S-1/A of my audit report, dated July 29, 2009, relating to the accompanying balance sheet as of December 31, 2008 and the related statements of operations, stockholders’ deficit, and cash flows from inception (January 1, 2005) through December 31, 2008, which appears in such Registration Statement.

I also consent to the reference to my audit business under the title “Experts” in the Registration Statement S-1/A and this Prospectus.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA

_________________

Irvine, California

August 4, 2009